UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2006, Sunstone Hotel Investors, Inc. (the “Company”) entered into a forward sale agreement (the “Forward Sale Agreement”) with an affiliate of Citigroup Global Markets Inc. as the forward counterparty, relating to 4,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In connection with the execution of the Forward Sale Agreement and at the Company’s request, Citigroup Global Markets Inc., as agent for the forward counterparty, is borrowing and selling in a public offering (the “Offering”) 4,000,000 shares of Common Stock, as described further below under Item 8.01.

If the Company elects to physically settle the Forward Sale Agreement in shares of Common Stock, the Company will receive an amount equal to approximately $111.0 million in net proceeds, subject to certain provisions of the Forward Sale Agreement, from the forward counterparty. If the Company elects to settle the Forward Sale Agreement in cash, the Company may not receive any proceeds and may owe cash to the forward counterparty.

The Forward Sale Agreement provides for settlement on one or more settlement dates within one year from the date of the closing of the Offering, subject to specified rights of the forward counterparty to accelerate settlement of the contract in its entirety. If the Company decides to physically settle the Forward Sale Agreement in its entirety, the Company will issue 4,000,000 shares of Common Stock to the forward counterparty under the Forward Sale Agreement.

The forward sale price will initially be equal to $27.75 per share. The Forward Sale Agreement provides that the initial forward sale price will be subject to increase based on a floating interest factor equal to the federal funds rate, less a spread component, and will be subject to decrease by specified amounts on a quarterly basis during the term of the Forward Sale Agreement. The forward sale price may also be subject to decrease if the cost to the forward counterparty of borrowing Common Stock exceeds a specified amount. If the federal funds rate is less than the spread component on any day, the interest factor will result in a daily reduction of the forward sale price. If the quarterly adjustments are larger than the cumulative effect of the interest factor, the cumulative net effect of these adjustments will result in a decrease in the forward sale price over time.

Except under limited circumstances as described in the Forward Sale Agreement, the Company has the right to elect physical, net share or cash settlement under the Forward Sale Agreement. If the Company elects a physical stock settlement, it may issue 4,000,000 shares of Common Stock to the forward counterparty. If the Company elects to net share settle the Forward Sale Agreement, it may deliver a number of shares of Common Stock with a value equal to the amount of the cash it would have delivered if it elected to cash settle the Forward Sale Agreement (or the Company may receive a number of shares of Common Stock with a value equal to the amount of the cash it would have received if it elected to cash settle the Forward Sale Agreement). Although the Company expects to settle the Forward Sale Agreement entirely by the delivery of shares of Common Stock, it may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of its obligations if it concludes that it is in the Company’s interest to net share or cash settle. In the event that the Company elects to net share or cash settle, the settlement amount will be equal to (1) (a) the weighted average purchase price for the purchasers by or on behalf of the forward counterparty to close out its hedge related to the shares being settled minus (b) the adjusted forward sale price (including any scheduled decrease in the forward sale price per share occurring prior to the settlement date); multiplied by (2) the number of shares being settled. If this settlement amount is a positive number, the Company will pay the forward counterparty that amount or deliver its equivalent in shares. If this settlement amount is a negative number, the forward counterparty will pay the Company the absolute value of that amount or deliver its equivalent in shares. The Company would expect the forward counterparty to purchase shares of Common Stock in secondary market transactions for delivery to stock lenders in order to close out its short position. The purchase of shares by the forward counterparty or its affiliates could cause the price of Common Stock to increase over the time during which the cash settlement or net share amount is being established, thereby increasing the amount of cash or shares the Company would owe to the forward counterparty.

The description of the Forward Sale Agreement is qualified in its entirety by the terms and conditions of the Forward Sale Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

The terms of the Forward Sale Agreement were established at arm’s length negotiation. There are no material relationships between the forward counterparty and the Company, other than that the forward counterparty served as a lender under the Company’s prior credit facility, and is currently a lender under the Company’s revolving credit facility. In addition, from time to time, affiliates of the forward counterparty have provided investment banking, general financial and/or advisory services to the Company and its affiliates in the past and may do so in the future, including Citigroup Global Markets Inc. acting as the sole underwriter for the Offering. Such parties receive, and expect to receive, customary fees and commissions for these services.

ITEM 8.01. OTHER EVENTS

On July 18, 2006, the Company and Sunstone Hotel Partnership, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with the forward counterparty and Citigroup Global Markets Inc., as underwriter, pursuant to which the forward counterparty will sell 4,000,000 shares of Common Stock to the Underwriter. The Underwriting Agreement is filed herewith as Exhibit 1.1.

All shares of Common Stock under the Underwriting Agreement are offered by the forward counterparty and are being sold under the Company’s Registration Statement on Form S-3 (File No. 333-130480), which was filed on December 20, 2005, pursuant to a Prospectus dated December 19, 2005, as supplemented by a Prospectus Supplement filed with the Securities and Exchange Commission on July 20, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The Company hereby files the following exhibits to its Registration Statement on Form S-3 (File No. 333-130480), which was filed on December 20, 2005, and supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission on July 20, 2006, or otherwise pursuant to requirements of Form 8-K:

1.1	Underwriting Agreement, dated July 18, 2006.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

10.1	Forward Sale Agreement, dated July 18, 2006.

23.7	Consent of Venable LLP (included in Exhibit 5.1)

23.8	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 21, 2006	By:	/s/ JON D. KLINE

Jon D. Kline Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 18, 2006.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

10.1	Forward Sale Agreement, dated July 18, 2006.

23.7	Consent of Venable LLP (included in Exhibit 5.1)

23.8	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)